For Immediate Release	For Further Information Contact:
Thursday, March 12, 2009	Robert E. Phaneuf
Vice President - Corporate Development
(918) 632-0680

RAM ENERGY RESOURCES REPORTS FOURTH QUARTER

AND YEAR END 2008 RESULTS

Tulsa, Oklahoma – RAM Energy Resources, Inc. (Nasdaq: RAME) today announced fourth quarter and year ended December 31, 2008 earnings and operating results.

Fourth Quarter 2008 Highlights

•	Record fourth quarter production of 653,000 barrel of oil equivalent (BOE) rose 50 percent above the 436,000 BOE in the same quarter last year
•	EBITDA in the fourth quarter increased to $16.2 million compared to $14.1 million in the year ago quarter
•	The blended interest rate on borrowings was substantially lower at 6.1 percent in the quarter versus 10.7 percent in fourth quarter 2007
•	Recognized a non-cash impairment of $179.6 million after-tax to reflect the impact of lower hydrocarbon prices prevailing at year-end 2008
•	Total cash expenses per BOE declined 11 percent versus those in last year’s fourth quarter

2008 Highlights

•	RAM has grown production in each of the last three years, with production rising 80 percent to 2.6 million barrel equivalents (BOE) of oil and natural gas in 2008 compared to 1.4 million BOE in 2007
•	Oil and gas sales rose 123 percent to $182.7 million versus $81.9 million in 2007, driven by higher production and prices
•	EBITDA increased to $103.6 million compared to $42.4 million in 2007
•	Free cash flow from operations was $77.1 million, or $1.09 per share, compared to $25.4 million, or $0.62 per share in 2007

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•	Outstanding debt was reduced by $85.0 million during the year to $250.7 million at year end compared to $335.7 million at year-end 2007.
•	Availability at December 31, 2008 under our revolving credit facility was $37.9 million.
•	Total cash expenses per BOE declined four percent for the year compared to 2007

“The acquisition of Ascent in November 2007, in combination with existing projects, provided a rich inventory of drilling opportunities which we capitalized on during 2008. A 99 percent success rate on our drilling and increased capital spending afforded us by strong free cash flow resulted in production slightly exceeding our public guidance for 2008 and continuing production growth for the third consecutive year. Similarly our asset base, project inventory and financial liquidity, provides us the tools to maintain production levels in the current uncertain environment while positioning us to take advantage of growth opportunities in the future,” said Larry Lee, Chairman and CEO.

FOURTH QUARTER 2008

Production

RAM’s production for the fourth quarter 2008 rose 50 percent over that of the year-ago quarter, principally as a result of the contribution from Ascent production for the full quarter and increased volume from drilling activity. Total production for the fourth quarter 2008 was 653,000 BOE, an increase of 217,000 BOE compared to the year-ago quarter of 436,000 BOE. Daily average production for the fourth quarter 2008 was 7,097 BOE compared to 4,739 BOE in the same quarter of 2007.

Commodity Prices

The company’s realized price for oil decreased 35 percent to an average of $57.56 per barrel in the fourth quarter of 2008, compared with last year’s fourth quarter average realized price of $88.74 per barrel. RAM’s realized price for natural gas liquids also declined 56 percent to $26.32, compared to $59.37 per barrel in the last quarter of 2007. In addition, the price of natural gas dropped 20 percent to $5.05 per Mcf compared to $6.35 per Mcf in the fourth quarter of 2007.

Revenues

The increase in production was mitigated by the decline in hydrocarbon prices resulting in a seven percent decrease in oil and natural gas sales to $27.4 million compared to $29.4 million in 2007. Revenue

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from oil and gas sales was enhanced by realized and unrealized derivative gains of $42.1 million, raising total revenues to $69.7 million for the fourth quarter 2008. Total revenues for the fourth quarter of 2007 were limited to $19.2 million by realized and unrealized derivative losses totaling $10.3 million.

Costs and Expenses

Production costs rose in absolute dollar amounts with the increase in volume, however, RAM recorded benefits of cost containment efforts in several cost categories on a per BOE basis. Production expenses declined five percent to $14.55 per BOE from the 2007 level of $15.39 per BOE. Similarly, general and administrative expenses on a per BOE basis declined 37 percent in the quarter compared to the year ago quarter. Interest expense in the fourth quarter declined 39 percent to $5.0 million from the prior year’s quarter of $8.2 million, reflecting lower debt outstanding and a lower blended interest rate of 6.1 percent in the 2008 quarter compared to a rate of 10.7 percent in the 2007 quarter.

For the quarter ended December 31, 2008 RAM posted a net loss of $160.2 million, or a loss of $2.08 per share based on 77.0 million basic weighted average shares outstanding compared to a loss of $6.3 million, or a loss of $0.13 per share based upon 47.1 million weighted average fully diluted shares outstanding in the same quarter of 2007. A non-cash impairment of $282.5 million ($179.6 million after tax) was recognized in the fourth quarter to reflect the impact of lower hydrocarbon prices prevailing at year-end 2008 on the carrying value of its oil and gas properties. The adjusted loss for the fourth quarter 2008, considering the tax effected adjustments associated with the impairment, unrealized derivative gains and the litigation settlement, was $377,000 (See following EBITDA, Free Cash Flow and Adjusted Net Income Table). By comparison, RAM’s fourth quarter 2007 loss of $6.3 million was impacted by unrealized derivative losses of $8.0 million. The adjusted loss for the last year’s fourth quarter considering a tax effected adjustment associated with unrealized derivative losses was $1.3 million, or a loss of $0.03 per share.

Higher production volumes contributed to EBITDA for the 2008 quarter increasing 15 percent to $16.2 million compared to $14.1 million in the 2007 quarter. Free cash flow was $11.1 million, or $0.14 per share for the fourth quarter 2008 year compared to $11.9 million, or $0.25 per share, for the 2007 quarter.

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2008 RESULTS

Production and Revenues

Total production for the year was 2.6 million BOE, up 80 percent from the prior year. The average price realized for oil rose 39 percent and the price received for natural gas rose by 23 percent. The beneficial effect of the increase in hydrocarbon prices in combination with the higher production volumes allowed oil and gas sales to rise 123 percent for the year to $182.7 million, compared to $81.9 million in 2007. Inclusive of realized and unrealized gains and losses on derivatives and other income, total revenues for the year was $205.9 million compared to $69.6 million in 2007.

Costs and Expenses

As was the case for the fourth quarter, oil and natural gas production expenses per BOE of production fell two percent to $14.89 from last year’s $15.18 per BOE level. G&A expense on a per BOE basis fell five percent to $7.95 versus $8.36 in 2007. Interest cost only rose 16 percent to $24.2 million compared to the prior year’s $20.8 million level while average debt outstanding for the year rose 45 percent. A 350 basis point drop in average interest cost for the year helped keep total interest cost from increasing further in 2008.

RAM reported a net loss of $138.1 million for 2008, or a loss of $1.95 a share on 70.6 million weighted average basic shares outstanding, which included the non-cash impairment of $282.5 million ($179.6 million after tax), and unrealized gains from derivatives of $33.3 million ($ 21.2 million after tax) most of which was incurred in the fourth quarter of the year as a result of the substantial drop in the price of oil and natural gas from their mid year peaks and a litigation settlement charge of $13.2 million. Adjusted net income for 2008, considering the tax effected adjustments associated with the impairment, litigation settlement and derivative gains, was $29.1 million, or $0.45 a share compared to adjusted net income in the 2007 year of $5.2 million, or $0.13 a share.

EBITDA for the 2008 year grew 145 percent to $103.6 million compared to $42.4 million in 2007. Similarly, free cash flow was $77.1 million, or $1.09 per share for the 2008 year compared to $25.4 million, or $0.62 per share, for 2007.

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RAM to Webcast Conference Call to Review Fourth Quarter and Year-End 2007 Results

The company’s teleconference call to review fourth quarter and year-end 2008 results will be broadcast live on a listen-only basis over the internet on Thursday, March 12, at 9:00 a.m. Central Daylight Time. Interested parties may access the webcast by visiting the RAM Energy Resources, Inc. website at www.ramenergy.com. The teleconference may be accessed by dialing 1(866-831-5605 (domestic) or 1 (617)213-8851 (international) and providing the call passcode “24746206” to the operator. The webcast and the accompanying slide presentation will be available for replay on the company’s website. An audio replay will be available until March 19, 2008 by dialing 1 (888)286-8010 (domestic) or 1 (617)801-6888 (international) and using passcode “71257964”.

Forward-Looking Statements

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts that address estimates of adjusted financial results, capital spending, prices of oil and gas and company realizations, the impact of oil and gas derivatives, drilling activities, borrowing availability, estimated production and events or developments that the company expects or believes are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, actions taken and to be taken by the government as a result of political and economic conditions, continued availability of capital and financing, and general economic, market or business conditions as well as other risk factors described from time to time in the company’s filings with the SEC. The company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. RAM Energy Resources, Inc. is an independent energy company engaged in the acquisition, exploitation, exploration, and development of

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oil and gas properties and the marketing of crude oil and natural gas. Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the Nasdaq under the symbol RAME. For additional information, visit the company website at www.ramenergy.com.

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RAM Energy Resources, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007

REVENUES AND OTHER OPERATING INCOME:
Oil sales	$ 16,909	$ 19,978	$ 117,036	$ 55,000
Natural gas sales	7,677	5,575	47,884	17,830
Natural gas liquids sales	2,825	3,809	17,770	9,047
Realized gains (losses) on derivatives	4,118	(2,308)	(10,472)	(2,669)
Unrealized gains (losses) on derivatives	38,022	(7,980)	33,257	(10,056)
Gain on sale of assets	-	50	10	61
Other	102	43	372	427
Total revenues and other operating income	69,653	19,167	205,857	69,640

OPERATING EXPENSES:
Oil and natural gas production taxes	1,640	1,909	10,480	4,869
Oil and natural gas production expenses	9,523	6,706	38,030	21,574
Depreciation and amortization	14,001	7,481	46,758	18,948
Accretion expense	577	268	2,207	704
Impairment	282,465	-	282,465	-
Share-based compensation	482	287	2,563	989
General and administrative, overhead and other expenses,
net of operator's overhead fees	4,287	4,543	20,305	11,891
Total operating expenses	312,975	21,194	402,808	58,975
Operating income	(243,322)	(2,027)	(196,951)	10,665

OTHER INCOME (EXPENSE):
Interest expense	(5,006)	(8,175)	(24,182)	(20,757)
Interest income	22	170	208	1,047
Other expense	(6,449)	(57)	(13,536)	(57)
INCOME BEFORE INCOME TAXES	(254,755)	(10,089)	(234,461)	(9,102)

INCOME TAX PROVISION (BENEFIT)	(94,580)	(3,747)	(96,389)	(7,852)

NET INCOME	$(160,175)	$ (6,342)	$(138,072)	$ (1,250)

EARNINGS PER SHARE:
Basic	$(2.08)	$(0.13)	$(1.95)	$(0.03)
Diluted	$(2.08)	$(0.13)	$(1.95)	$(0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	77,024,195	47,067,323	70,629,452	41,240,021
Diluted	77,024,195	47,067,323	70,629,452	41,240,021

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RAM Energy Resources, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	As of December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 164	$ 6,873
Cash, restricted	16,000	-
Accounts receivable:
Oil and natural gas sales, net of allowance of $50 ($287 at December 31, 2007)	8,702	15,136
Joint interest operations, net of allowance of $515 ($428 at December 31, 2007)	818	687
Income taxes	-	58
Other, net of allowance of $35 ($26 at December 31, 2007)	4,045	2,180
Derivative assets	21,006	-
Prepaid expenses	2,330	1,928
Deferred tax asset	-	3,786
Other current contingencies	2,816	-
Other current assets	4,141	842
Total current assets	60,022	31,490
PROPERTIES AND EQUIPMENT, AT COST:
Proved oil and natural gas properties and equipment, using full cost accounting	683,341	573,470
Unevaluated oil and natural gas properties	-	26,895
Other property and equipment	9,460	8,787
	692,801	609,152
Less accumulated depreciation, amortization and impairment	(396,301)	(67,529)
Total properties and equipment	296,500	541,623
OTHER ASSETS:
Deferred tax asset	28,724	-
Derivative assets	4,531	-
Deferred loan costs, net of accumulated amortization of $1,282 ($4,540 at December 31, 2007)	4,015	5,135
Other	2,053	1,994
Total assets	$ 395,845	$ 580,242
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable:
Trade	$ 26,370	$ 11,121
Oil and natural gas proceeds due others	7,218	7,800
Other	982	1,402
Accrued liabilities:
Compensation	2,893	3,807
Interest	865	3,794
Franchise taxes	1,300	1,286
Income taxes	399	203
Contingencies	16,000	-
Other	-	75
Deferred income taxes	5,779	-
Derivative liabilities	-	5,302
Asset retirement obligations	1,093	1,904
Long-term debt due within one year	160	29,231
Total current liabilities	63,059	65,925
OIL & NATURAL GAS PROCEEDS DUE OTHERS	2,523	2,383
DERIVATIVE LIABILITIES	-	3,073
LONG-TERM DEBT	250,536	306,516
DEFERRED INCOME TAXES	-	71,051
ASSET RETIREMENT OBLIGATIONS	29,106	25,741
UNCERTAIN TAX POSITIONS	-	6,855
COMMITMENTS AND CONTINGENCIES	900	-

STOCKHOLDERS' EQUITY:

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Common stock, $0.0001 par value, 100,000,000 shares authorized, 79,423,574 and 60,842,836, shares issued, 78,532,134 and 59,971,945 shares outstanding at December 31, 2008 and 2007, respectively	8	6
Additional paid-in capital	220,800	131,625
Treasury stock - 891,440 shares (889,666 shares at December 31,2007) at cost	(4,027)	(3,945)
Accumulated deficit	(167,060)	(28,988)
Stockholders' equity	49,721	98,698
Total liabilities and stockholders' equity	$ 395,845	$ 580,242

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RAM Energy Resources, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Years ended December 31,
	2008	2007
OPERATING ACTIVITIES:
Net income (loss)	$(138,072)	$ (1,250)
Adjustments to reconcile net income (loss) to net cash provided by operating activities-
Depreciation and amortization	46,758	18,948
Amortization of deferred loan costs and Senior Notes discount	1,197	945
Write off of loan fees due to debt refinancing	-	2,435
Accretion expense	2,207	704
Impairment	282,465	-
Unrealized (gain) loss on derivatives	(33,257)	10,056
Deferred income taxes provision (benefit)	(97,024)	(9,165)
Other expense	13,184	-
Share-based compensation	2,563	989
Loss (gain) on disposal of other property, equipment and subsidiary	180	(61)
Undistributed losses on investment	165	57
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	4,168	(2,775)
Prepaid expenses and other assets	(4,283)	(117)
Accounts payable and proceeds due others	14,606	(3,626)
Accrued liabilities and other	(3,917)	(1,286)
Restricted cash	(16,000)	-
Income taxes payable	(46)	1,313
Asset retirement obligations	(440)	(125)
Total adjustments	212,526	18,292
Net cash provided by operating activities	74,454	17,042
INVESTING ACTIVITIES:
Payments for oil and natural gas properties and equipment	(84,723)	(40,101)
Proceeds from sales of oil and natural gas properties	2,950	170
Payments for other property and equipment	(1,275)	(1,394)
Proceeds from sales of other property and equipment	23	71
Proceeds from sale of subsidiary, net of cash	308	-
Acquisition of Ascent, net of cash acquired	35	(199,726)
Cash acquired in reverse merger	-	-
Other investments	114	(212)
Net cash used in investing activities	(82,568)	(241,192)
FINANCING ACTIVITIES:
Payments on long-term debt	(175,306)	(921)
Proceeds from borrowings on long-term debt	90,253	199,508
Payments for deferred loan costs	(74)	(1,480)
Stock redemption	-	-
Stock repurchased	(82)	(177)
Common stock offering, net of direct costs	-	27,366
Warrants exercised	86,614	6
Dividends paid	-	-
Net cash provided by financing activities	1,405	224,302
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,709)	152
CASH AND CASH EQUIVALENTS, beginning of year	6,873	6,721
CASH AND CASH EQUIVALENTS, end of year	$ 164	$ 6,873

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RAM Energy Resources, Inc.

Consolidated Statements of Cash Flows (continued)

(in thousands)

Years ended December 31,
	2008	2007
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$ 682	$ 18
Cash paid for interest	$ 25,813	$ 16,936
DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Accrued interest added to principal balance of credit facility	$ -	$ 481
Loan fees added to principal balance of credit facility	$ -	$ 4,400
Issuance of stock and warrants for Ascent merger	$ -	$ 101,065
Asset retirement obligations	$ 787	$ 16,140

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RAM Energy Resources, Inc.
Production by Area

				Mature	Mature
	Developing Fields			Oil Fields*	Natural Gas Fields
Year Ended December 31, 2008	South Texas	Barnett Shale	Appalachia	Various	Various	Total
Aggregate Net Production
Oil (MBbls)	49	7	1	977	153	1,187
NGLs (MBbls)	113	85	-	81	75	354
Natural Gas (MMcf)	2,587	576	62	1,046	1,811	6,082
MBoe	593	188	11	1,232	530	2,554

Year Ended December 31, 2007
Aggregate Net Production
Oil (MBbls)	3	4	-	706	61	774
NGLs (MBbls)	8	41	-	65	70	184
Natural Gas (MMcf)	199	490	-	405	1,691	2,785
MBoe	44	127	-	838	413	1,422

Change in MBoe	549	61	11	394	117	1,132
Percentage Change in MBoe	1247.7%	48.0%	NM	47.0%	28.3%	79.6%

*Includes Electra/Burkburnett, Allen/Fitts and Layton Fields.

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	RAM Energy Resources, Inc.
	Production and Prices Summary

	For Three Months			For Year Ended
	Ended December 31		Increase	December 31,		Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)

Production volumes:
Oil (MBbls)	293	226	29.6%	1,187	774	53.3%
NGL (MBbls)	108	64	68.8%	354	184	92.2%
Natural gas (MMcf)	1,517	879	72.6%	6,082	2,785	118.4%
Total (Mboe)	653	436	49.8%	2,554	1,422	79.6%

Average sale prices received:
Oil (per Bbl)	$ 57.56	$ 88.74	-35.1%	$ 98.59	$ 71.11	38.6%
NGL (per Bbl)	$ 26.32	$ 59.37	-55.7%	$ 50.24	$ 49.16	2.2%
Natural gas (per Mcf)	$ 5.05	$ 6.35	-20.4%	$ 7.87	$ 6.40	23.0%
Total per Boe	$ 41.80	$ 67.40	-38.0%	$ 71.52	$ 57.60	24.2%

Cash effect of derivative contracts:
Oil (per Bbl)	$ 8.84	$(11.44)	-177.3%	$ (8.84)	$ (4.35)	103.3%
NGL (per Bbl)	$ -	$ -	0.0%	$ -	$ -	0.0%
Natural gas (per Mcf)	$ 1.00	$ 0.30	233.3%	$ 0.00	$ 0.25	-98.3%
Total per Boe	$ 6.29	$ (5.30)	-218.7%	$ (4.10)	$ (1.88)	118.4%

Average prices computed after cash effect
of settlement of derivative contracts:
Oil (per Bbl)	$ 66.40	$ 77.30	-14.1%	$ 89.75	$ 66.76	34.4%
NGL (per Bbl)	$ 26.32	$ 59.37	-55.7%	$ 50.24	$ 49.16	2.2%
Natural gas (per Mcf)	$ 6.05	$ 6.65	-9.0%	$ 7.87	$ 6.65	18.3%
Total per Boe	$ 48.09	$ 62.10	-22.5%	$ 67.42	$ 55.72	21.0%

Cash expenses (per Boe):
Oil and natural gas production taxes	$ 2.51	$ 4.38	-42.7%	$ 4.10	$ 3.43	19.8%
Oil and natural gas production expenses	$ 14.55	$ 15.39	-5.5%	$ 14.89	$ 15.18	-1.9%
General and administrative	$ 6.55	$ 10.43	-37.2%	$ 7.95	$ 8.36	-5.0%
Interest	$ 7.38	$ 5.08	45.3%	$ 10.11	$ 11.91	-15.1%
Taxes	$ 0.46	$ -	0.0%	$ 0.27	$ 0.01	26900.0%
Total per Boe	$ 31.45	$ 35.28	-10.8%	$ 37.32	$ 38.89	-4.0%

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RAM Energy Resources, Inc.

EBITDA, Free Cash Flow and Adjusted Net Income

( non-GAAP measures)

(unaudited)

Non-GAAP Financial Measures

EBITDA, a non-GAAP measure, is determined by adding the following to net income (loss): interest expense, income taxes, depreciation, amortization, accretion, share based compensation, impairment charges and unrealized gains or losses on derivative or MTM settlement transactions. Free cash flow is also a non-GAAP measure representing EBITDA after adjustments for the cash portion of interest and income taxes. Adjusted net income is a non-GAAP measure which excludes the income tax affected impact of unrealized derivative gains or losses, MTM settlements transactions and impairment charges on GAAP income. These non-GAAP measures are presented because management believes it is a useful adjunct to cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). These non-GAAP measures are widely accepted as financial indicators of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities and fund debt service costs. These non-GAAP measures are not a measure of financial performance under GAAP and should not be considered as an alternative to cash provided (used) by operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.

$000s, except per share amounts
	Qtr Ended	Qtr Ended	YTD	YTD
	12/31/2008	12/31/2007	12/31/2008	12/31/2007
EBITDA:
Net income (loss)	$(160,175)	$(6,342)	$(138,072)	$(1,250)
Plus: Interest expense	$5,006	$8,175	$24,182	$20,757
Plus: Amortization and depreciation & accretion	$14,578	$7,749	$48,965	$19,652
Plus: Share-based compensation	$482	$287	$2,563	$989
Plus: Income tax provision (benefit)	$(94,580)	$(3,747)	$(96,389)	$(7,852)
Plus: Impairment charges	$282,465	$-	$282,465	$-
Plus: Settlement charge	$6,432	$-	$13,184	$-
Less: Unrealized (gain) loss on derivatives	$ (38,022)	$7,980	$(33,257)	$10,056

EBITDA	$16,186	$14,102	$103,641	$42,352

Less:

Cash paid for interest	$4,819	$2,213	$25,813	$16,936
Cash paid for taxes	$302	$-	$682	$18

Free cash flow	$11,065	$11,889	$77,146	$25,398

Weighted average shares outstanding - basic	77,024	47,067	70,629	41,240
Weighted average shares outstanding - diluted	77,051	47,204	70,711	41,328

Free Cash flow per share - basic	$0.14	$0.25	$1.09	$0.62
Free Cash flow per share - diluted	$0.14	$0.25	$1.09	$0.61

Adjusted net income (loss):
Net income (loss)	$(160,175)	$(6,342)	$(138,072)	$(1,250)

Plus: Tax effected impairment charge	179,919	-	179,919	$-

Plus: Tax effected settlement charge	4,097	-	8,398	-

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Plus: Tax effected unrealized (gain)loss on derivatives	(24,218)	5,083	(21,183)	6,405

Adjusted net income (loss)	$(377)	$(1,259)	$29,062	$5,155

Weighted average shares outstanding - basic	77,024	47,067	70,629	41,240
Weighted average shares outstanding - diluted	77,024	47,067	70,711	41,328

Adjusted net income (loss) per share - basic	$(0.00)	$(0.03)	$0.41	$0.13
Adjusted net income (loss) per share - diluted	$(0.00)	$(0.03)	$0.41	$0.12